Rule 10f-3 Transactions. The Board has adopted procedures for monitoring transactions subject to Rule 10f-3, which regulates transactions with affiliated underwriters. In all instances, U.S. Bancorp Investments, Inc., an affiliated underwriter, participated in the underwriting syndicate. Compliance has reviewed each transaction listed below and has determined that each was affected in compliance with the Funds’ Rule 10f-3 procedures. The Board also determines on a quarterly basis whether such transactions were effected in compliance with such procedures.

Trade Date	Security Description	Bonds Purchased	Percent of Offering	Purchase Price	Price at Close	Purchasing Fund	Underwriter from whom Purchased
10/23/08	National Rural Utilities Collateral Trust Bonds	$3,100,000	0.31%	$99.24	$101.64	First American Intermediate Term Bond Fund	Deutsche Bank Securities
Underwriting Syndicate Members
Deutsche Bank Securities Inc., J.P. Morgan, Merrill Lynch & Co., RBS Greenwich Capital, Keybanc Capital Markets, Lazard Capital Markets, LLC, Mizuho Securities, USA Inc., Suntrust Capital Markets, U.S. Bancorp Investments, Inc.

01/14/09	R.R. Donnelley & Sons	$3,000,000	0.75%	$99.99	$100.50	First American Core Bond Fund	Bank of America
Underwriting Syndicate Members	Banc of America Securities LLC, J.P. Morgan, Citi, Mitsubishi UFJ Securities, UBS Investment Bank, Wells Fargo Securities, U.S. Bancorp Investments, Inc.
01/27/09	Bank of America	$1,500,000	0.03%	$99.97	$99.63	First American Short Term Bond Fund	Bank of America
Underwriting Syndicate Members
Banc of America Securities LLC, HSBC, J.P. Morgan, Morgan Keegan & Company, Inc., SunTrust Robinson Humphrey, U.S. Bancorp Investments, Inc., Wells Fargo Institutional Brokerage & Sales, Cabrera Capital Markets, LLC, Jackson Securities, Loop Capital Markets, LLC, Ramirez & Co., Inc.

01/29/09	Conoco Phillips	$3,915,000	0.17%	$98.56	$102.87	First American Total Return Bond Fund	Barclays Capital
Underwriting Syndicate Members
Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., SG Americas Securities LLC, Mitsubishi UFJ Securities International plc, DnB NOR Markets, Inc., Banca IMI S.p.A., BBVA Securities, Inc., BNP Paribas Securities Corp, BNY Mellon Capital Markets LLC, Calyon Securities (USA) Inc., Daiwa Securities America Inc., Guzman & Company, HSBC Securities (USA) Inc., ING Financial Markets LLC, Mizuho Securities USA Inc., Morgan Stanley & Co. Inc., RBC Capital Markets Corporation, Scotia Capital (USA) Inc., Standard Chartered Bank, The Williams Capital Group, L.P., UBS Securities LLC, U.S. Bancorp Investments, Inc.

01/29/09	Conoco Phillips	$7,215,000	0.32%	$98.56	$102.87	First American Core Bond Fund	Barclays Capital
Underwriting Syndicate Members
Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., SG Americas Securities LLC, Mitsubishi UFJ Securities International plc, DnB NOR Markets, Inc., Banca IMI S.p.A., BBVA Securities, Inc., BNP Paribas Securities Corp, BNY Mellon Capital Markets LLC, Calyon Securities (USA) Inc., Daiwa Securities America Inc., Guzman & Company, HSBC Securities (USA) Inc., ING Financial Markets LLC, Mizuho Securities USA Inc., Morgan Stanley & Co. Inc., RBC Capital Markets Corporation, Scotia Capital (USA) Inc., Standard Chartered Bank, The Williams Capital Group, L.P., UBS Securities LLC, U.S. Bancorp Investments, Inc.

01/29/09	Conoco Phillips	$900,000	0.06%	$99.72	$100.84	First American Short Term Bond Fund	Credit Suisse Securities
Underwriting Syndicate Members
Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., SG Americas Securities LLC, Mitsubishi UFJ Securities International plc, DnB NOR Markets, Inc., Banca IMI S.p.A., BBVA Securities, Inc., BNP Paribas Securities Corp, BNY Mellon Capital Markets LLC, Calyon Securities (USA) Inc., Daiwa Securities America Inc., Guzman & Company, HSBC Securities (USA) Inc., ING Financial Markets LLC, Mizuho Securities USA Inc., Morgan Stanley & Co. Inc., RBC Capital Markets Corporation, Scotia Capital (USA) Inc., Standard Chartered Bank, The Williams Capital Group, L.P., UBS Securities LLC, U.S. Bancorp Investments, Inc.

02/09/09	CSC Holding, Inc.	$500,000	0.10%	$95.20	$97.25	First American High Income Bond Fund	JP Morgan
Underwriting Syndicate Members
J.P. Morgan, Banc of America Securities LLC, Citi, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co., BNP Paribas, ING Wholesale, Scotia Capital, Calyon, Morgan Stanley, TD Securities, Fortis Securities LLC, RBS Greenwich Capital, U.S. Bancorp Investments, Inc.

02/11/09	Marathon Oil Corp	$2,060,000	0.26%	$99.30	$99.50	First American Intermediate Term Bond Fund	Morgan Stanley
Underwriting Syndicate Members
Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., JP Morgan Securities, Morgan Stanley, BNP Paribas Securities Corp, Comerica Securities, Credit Suisse Securities USA LLC, Daiwa Securities America Inc., DnB NOR Markets, Fifth Third Securities Inc., Greenwich Capital Markets Inc., Mitsubishi UFJ Securities Internat, Mizuho Securities USA Inc., Muriel Siebert & Co Inc., Natcity Investments, Scotia Capital Inc., SG Americas Securities LLC, U.S. Bancorp Investments Inc., Wells Fargo Securities

03/10/09	Morgan Stanley	$1,525,000	0.08%	$99.86	$99.79	First American Short Term Bond Fund	Morgan Stanley
Underwriting Syndicate Members
Morgan Stanley, Mitsubishi UFJ Securities, BB& T Capital Markets, CastleOak Securities, LP, ING Financial Markets, Lloyds TSB Corporate Markets, The Williams Capital Group, L.P., Blaylock Robert Van, LLC, Commerzbank Corporates & Markets, KeyBanc Capital Markets, Siebert Capital Markets, U.S. Bancorp Investments, Inc., BNY Mellon Capital Markets, LLC, FTN Financial Securities Corporation, LBBW Securities LLC, SunTrust Robinson Humphrey, Wells Fargo Securities

03/10/09	Boeing Co.	$2,670,000	0.41%	$98.47	$98.75	First American Intermediate Term Bond Fund	UBS Securities, LLC
Underwriting Syndicate Members
Deutsche Bank Securities Inc., Greenwich Capital Markets Inc., JP Morgan, UBS Securities LLC, ANZ Securities, Banc of America Securities LLC, Banca IMI, Barclays Capital, BBVA Securities Inc., BNP Paribas Securities Corp, BNY Mellon Investor Services LLC, Calyon Securities USA Inc., Citigroup Global Markets Inc., Comerica Securities, Credit Suisse Securities USA LLC, Daiwa Securities America Inc., Goldman Sachs & Co, ING Financial Markets, Keybanc Capital Markets, Lloyds TSB Bank PLC, Mitsubishi UFJ Securities Internat, Mizuho Securities USA Inc., MR Beal & Co., Samuel A Ramirez & Co., SG Americas Securities LLC, Standard Chartered Bank (US), U.S. Bancorp Investments Inc., Wachovia Capital Markets, Williams Capital Group LP

03/10/09	Boeing Co.	$1,895,000	0.38%	$97.91	$98.00	First American Core Bond Fund	UBS Securities, LLC
Underwriting Syndicate Members
Barclays Capital, Citigroup Global Markets Inc, Credit Suisse, JP Morgan, UBS Securities LLC, ANZ Securities, Banc of America Securities LLC, Banca IMI, BBVA Securities Inc., Blaylock Robert Van LLC, BNP Paribas Securities Corp, BNY Mellon Investor Services LLC, Calyon Securities USA Inc., Comerica Securities, Daiwa Securities America Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co., Greenwich Capital Markets Inc., ING Financial Markets, Keybanc Capital Markets, Lloyds TSB Bank PLC, Loop Capital Markets LLC, Mitsubishi UFJ Securities Internat, Mizuho Securities USA Inc., Morgan Stanley & Co Inc., SG Americas Securities LLC, Standard Chartered Bank (US), U.S. Bancorp Investments, Inc., Wachovia Securities Inc., Williams Capital Group LP

4/28/09	Credit Suisse New York 5.5% 5/1/14	$4,500,000	0.13%	$99.90	999.99	First American Intermediate Term Bond Fund	Credit Suisse
Underwriting Syndicate Members
Banco Popular North America, Bank of New York Mellon Corp/The, BB&T Capital Markets, BNP Paribas, Citigroup Global Markets Inc., Comerica Securities, FTN Financial, HSBC Securities, Keybanc Capital Markets, Mitsubishi UFJ Securities USA Inc., Morgan Keegan & Co., RBC Capital Markets, SunTrust Robinson Humphrey, U.S. Bancorp Investments, Inc., Wells Fargo, MFR Securities Inc., Trilon Securities

5/18/09	Kellogg Co.	$5,000,000	0.35%	$99.736	$100.56	First American Intermediate Term Bond Fund	JP Morgan
Underwriting Syndicate Members
J.P. Morgan, Deutsche Bank Securities, HSBC, BNP Paribas, Mitsubishi UFJ Securities, Mizuho Securities USA Inc., SunTrust Robinson Humphrey, U.S. Bancorp Investments, Inc., Ramirez & Co., Inc., The Williams Capital Group, L.P.

5/21/09	Berry Petroleum Co.	$250,000	0.08%	$93.55	$95.75	First American High Income Bond Fund	Wachovia
Underwriting Syndicate Members
Wachovia Securities, RBS, BNP Paribas, Societe Generale, Calyon, BMO Capital Markets, Wedbush Morgan Securities, Inc., BBVA Securities, BOSC, Inc., Citi, Credit Suisse, Natixis Bleichroeder Inc., Raymond James, Scotia Capital, U.S. Bancorp Investments, Inc.

6/10/09	International Game Technology	$3,000,000	0.06%	$99.45	$100.22	First American Core Bond Fund	Goldman Sachs
Underwriting Syndicate Members
Banc of America Securities LLC, Deutsche Bank Securities, Goldman, Sachs & Co., Mitsubishi UFJ Securities, Mizuho Securities USA Inc., Morgan Stanley, RBS, Wachovia Securities, BNP Paribas, Comerica Securities, KeyBanc Capital Markets, U.S. Bancorp Investments, Inc., UBS

6/25/09	Smithfield Foods, Inc.	$500,000	0.08%	$96.20	$99.00	First American High Income Bond Fund	JP Morgan
Underwriting Syndicate Members	J.P. Morgan, Barclays Capital, Morgan Stanley, Rabobank International, Goldman Sachs, Bank of Montreal, ING Financial Markets, U.S. Bancorp Investments, Inc.